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                               Rule 424 (b) (2)
                               File Numbers: 333-2297 and 33-54049

Pricing Supplement Number:  131                      Dated:  November 1, 1996
                          -------                            -----------------

(To Prospectus dated May 14, 1996 and Prospectus Supplement dated
June 14, 1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                         21869EFN0

Principal Amount:              35,000,000.00

Settlement Date:               11/05/96

Base Rate:                     Libor (TELRATE Pg 3750)

Index Maturity:                1 Month Libor

Initial Interest Rate:         5.495% (5.375 TELRATE Pg 3750 11/01/96)

Spread or Spread Multiplier, if applicable:     Plus 12 BPS

Interest Rate Reset Dates:     MONTHLY ON THE FIFTH DAY OF EACH MONTH OR
                               NEXT GOOD BUSINESS DAY

Interest Payment Dates:        MONTHLY ON THE FIFTH DAY OF EACH MONTH OR
                               NEXT GOOD BUSINESS DAY

First Coupon:                  12/05/96

Day Count:                     ACTUAL/360

Stated Maturity Date:          11/05/01

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Alternate Rate Event Spread, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Annual Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: